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                                  EXHIBIT 11.1

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                  (Unaudited)





                                                                                 Three months ended
                                                                    ---------------------------------------------
                                                                         March 31,                  March 31,
                                                                           1996                       1995
                                                                    -----------------         -------------------
Loss before cumulative effect of change in accounting               $      (1,795,597)        $          (651,272)

Cumulative effect of change in accounting                                                              (1,041,047)
                                                                    -----------------         -------------------
Net loss                                                            $      (1,795,597)        $        (1,692,319)
                                                                    =================         ===================
Weighted average common shares
   outstanding in accordance with
   generally accepted accounting
   principles                                                               7,220,909                   7,146,424
                                                                    -----------------         -------------------
Loss per common share amounts--

   Loss before cumulative effect of change in accounting            $           (0.25)        $             (0.09)

   Cumulative effect of change in accounting                                                                (0.15)
                                                                    -----------------         -------------------
Net loss per common share                                           $           (0.25)        $             (0.24)
                                                                    =================         ===================